EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Integrated Health Services, Inc.:




     We consent to the use of our report dated March 30, 1999 relating to the consolidated financial statements of Integrated Health Services, Inc. ("IHS") and subsidiaries, incorporated herein by reference to IHS 1998 Form 10-K, to the incorporation herein by reference of our report dated April 14, 1997 relating to the consolidated financial statements of Community Care of America, Inc. and subsidiaries, which report appears in Amendment No. 1 to Form 8-K/A of IHS dated September 25, 1997 and filed May 29, 1998, and to the reference to our firm under the heading "Experts" in the registration statement.


     Our report dated April 14, 1997 refers to the change in accounting method in 1996 to adopt Statement of Financial Accounting Standards No. 121 relating to impairment of long-lived assets.


                                            KPMG LLP



Baltimore, Maryland

April 5, 1999